Exhibit 10.19

BILL BARRETT CORPORATION

STOCK OPTION AGREEMENT

(2004 Stock Option Plan—Incentive Stock Options)

THIS STOCK OPTION AGREEMENT (the “Agreement”) is made and entered into as of the “Grant Date” listed on Exhibit 1 (the “Date of Grant”) by and between Bill Barrett Corporation, a Delaware corporation (the “Company”), and the person listed as “Granted To” on Exhibit 1 (the “Optionee”).

WITNESSETH:

WHEREAS, effective as of Date of Grant, the Optionee received a stock option to purchase shares of the Company’s Common Stock pursuant to the Company’s 2004 Stock Incentive Plan (as amended, restated or otherwise modified from time to time, the “2004 Plan”) in order to provide the Optionee with an opportunity for investment in the Company and additional incentive to pursue the success of the Company, and this option is to be for the number of shares, at the price per share and on the terms set forth in this Agreement;

WHEREAS, pursuant to the 2004 Plan the Company may issue options and other equity interests covering up to 4,900,000 shares of Common Stock;

WHEREAS, the Company intends that the stock option granted pursuant to this Agreement qualify as an incentive stock option (an “Incentive Option”) to the full extent permitted pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and that to the extent the stock option does not qualify as an Incentive Stock Option, it shall be considered a non-qualified stock option (a “Non-Qualified Option”); and

WHEREAS, the Optionee desires to receive an option on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Grant Of Option. The Company hereby grants to the Optionee, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the “Option”) to purchase all or any part of an aggregate of the “Number of Shares” listed on Exhibit 1 of the authorized and unissued $.001 par value common stock of the Company (the “Option Shares”) pursuant to the terms and conditions set forth in this Agreement.

2. Option Price. At any time when shares are to be purchased pursuant to the Option, the purchase price for each Option Share shall be the “Exercise Price Per Share” listed on Exhibit 1 (the “Option Price”).

3. Exercise Period.

(a) The exercise period shall commence on the Date of Grant and terminate at 5:00 p.m., Denver, Colorado time, on the “Option Expiration Date” listed on Exhibit 1, unless earlier terminated as provided in this Agreement. The number of Option Shares that may be purchased upon the exercise of a portion of the Option at any time during the exercise period shall be equal to the number of Option Shares for which Time Vesting (as described in Section 3(b) below) has occurred, reduced by the number of Option Shares previously purchased upon the exercise of a portion of the Option. No portion of the Option shall be exercisable except to the extent that Time Vesting described in Section 3(b) has occurred.

(b) “Time Vesting” shall occur based on the following schedule so that on each date set forth under the column “Date”, Time Vesting shall have occurred with respect to the percentage of the total number of Option Shares subject to the Option set forth under the column “Time Vested Portion Of Option”:

Date	Time Vested Portion Of Option
First Anniversary of Date of Grant	25%
Second Anniversary of Date of Grant	50%
Third Anniversary of Date of Grant	75%
Fourth Anniversary of Date of Grant	100%

Notwithstanding the foregoing, the Option shall become fully Time Vested upon a Change In Control (as defined in the Plan) or immediately prior thereto to the extent set forth in the Plan if but only if the Optionee is employed by the Company or any of its subsidiaries immediately prior to such Change In Control.

(c) The Option shall be considered an Incentive Option to the full extent permitted pursuant to Section 422 of the Code. To the extent that the Option does not qualify as an Incentive Option, it shall be considered a Non-Qualified Option. Optionee acknowledges and agrees that the Company is making no representation or warranty that this Option qualifies as an Incentive Option and that the Company is not obligated to take any action or refrain from taking any action in order to cause this Option to qualify or continue to qualify as an Incentive Option.

4. Exercise Of Option.

(a) To the extent exercisable pursuant to Section 3(a), the Option may be exercised in whole or in part by delivering to the Treasurer of the Company (i) notice of exercise of option (which shall be in the form prescribed by the Company and which may be modified at any time by the Company in its discretion), specifying the number of Option Shares with respect to which the Option is exercised, and (ii) full payment, in the manner described in Section 5 of this Agreement, of the Option Price for such shares. The Option may not be exercised in part unless the purchase price for the Option Shares purchased is at least $1,000 or unless the entire remaining vested portion of the Option is being exercised. In addition, if the Stockholders’ Agreement is in effect at the time of the Optionee’s exercise of the Option, the Optionee shall sign and deliver to the Company a counterpart of the Stockholders’ Agreement as then in effect.

(b) Promptly upon receipt of the Notice And Agreement Of Exercise Of Option together with the full payment of the Option Price, and a counterpart of the Stockholders’ Agreement signed by the Optionee, if applicable, the Company shall deliver to the Optionee a properly executed certificate or certificates representing the Option Shares being purchased.

(c) During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee; provided, that in the event of the death of the Optionee, the personal representative or estate of the Optionee may exercise the Option; provided, further, that in the event of the legal disability of the Optionee, the guardian or personal representative of the Optionee may exercise the Option if such guardian or personal representative obtains a ruling from the Internal Revenue Service or an opinion of counsel to the effect that neither the grant nor the exercise of such power is violative of Section 422(b)(5), or its successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”). Any opinion of counsel must be acceptable to the Option Committee both with respect to the counsel rendering the opinion and with respect to the form of opinion.

(d)

(1) If for any reason (other than the termination of Optionee’s employment because of Optionee’s death or legal disability or the termination of Optionee’s employment by the Company for Cause (as defined in the Plan)), the Optionee ceases to be employed by the Company, then the Option may be exercised within three (3) months after such termination of the Optionee’s employment, or, if the Optionee dies during the three-month period immediately following such termination, within one year after Optionee’s death, but, in each case, to the extent that (A) the Option was exercisable pursuant to Section 3(a) on the date of termination of the Optionee’s employment, and (B) the period for exercise of the Option, as set forth in Section 3(b), has not terminated as of the date of exercise. Upon termination of the respective periods set forth in the previous sentence, any unexercised portion of an Option shall expire.

(2) If the Optionee’s employment with the Company is terminated because of the Optionee’s death or legal disability, the Option may be exercised within one (1) year after termination, but only to the extent that (A) the Option was exercisable pursuant to Section 3(a) on the date of termination of the Optionee’s employment, and (B) the period for exercise of the Option, as set forth in Section 3(b), has not terminated as of the date of exercise. Upon termination of the respective periods set forth in the previous sentence, any unexercised portion of an Option shall expire.

(3) If the Optionee’s employment by the Company is terminated for Cause (as defined in the Plan), (A) the Option shall expire upon delivery to the Optionee of notice of termination, which may be oral or in writing, and all rights to purchase shares pursuant to the Option shall terminate immediately, and (B) at the Company’s option, all Option Shares acquired by Optionee shall be immediately forfeit without any action on the part of the Company or Optionee, and the Company shall promptly reimburse Optionee the aggregate purchase price actually paid by Optionee for such Option Shares (excluding any Common Stock or conversion of Option Shares used as payment for such purchase price).

5. Payment For Option Shares. If payment for the Option Price is made other than by a method described in Sections 5(a), 5(b) or 5(c), the Option Price shall be paid in cash, certified funds, or Optionee’s check. Payment shall be considered made when the Treasurer of the Company receives delivery of the payment at the Company’s address, provided that a payment made by check is honored when first presented to the Optionee’s bank. Payment for the exercise of an Option may be made pursuant to the following methods:

(a) If the Option Price of the Option Shares purchased by Optionee at any one time exceeds $1,000, the Company, in its sole discretion, upon request by Optionee, may permit all or part of the Option Price to be paid by delivery to the Company for cancellation shares of Common Stock previously owned by Optionee (“Previously Owned Shares”) with a Fair Market Value (as defined in the Plan) as of the date of the payment equal to the portion of the Option Price for the Option Shares that Optionee does not pay in cash. Notwithstanding the above, Optionee may be permitted to exercise the Option by delivering Previously Owned Shares only if (i) Optionee has held, and provides appropriate evidence of such, the Previously Owned Shares for more than six months prior to the date of exercise, or (ii) the Previously Owned Shares were acquired by Optionee in an arm’s length, open market transaction, or (iii) the Previously Owned Shares consist of a combination of shares meeting the criteria described in either of the immediately preceding clauses (i) and (ii). This period described in clause (i) of the preceding sentence (the “Holding Period”) may be extended by the Company acting in its sole discretion as is necessary, in the opinion of the Company, so that, under generally accepted accounting principles, no compensation shall be considered to have been or to be paid to Optionee as a result of the exercise of the Option in this manner. At the time the Option is exercised, Optionee shall provide an affidavit, and such other evidence and documents as the Company shall request, to establish that the requirements of clauses (i), (ii) or (iii) above have been satisfied. As indicated above, Optionee may deliver shares of Common Stock as part of the purchase price only if the Company, in its sole discretion, agrees, on a case by case basis, to permit this form of payment.

(b) Optionee also may pay the Option Price by delivering to the Company and to a broker-dealer, which broker-dealer shall be subject to approval by the Option Committee at the Option Committee’s sole discretion, a written notice of exercise, in the form prescribed by the Option Committee, together with the Optionee’s irrevocable instructions to the broker-dealer to promptly deliver to the Company certified funds representing the Option Price, which certified funds may be the result of the broker-dealer’s sale of some or all of the Option Shares received upon exercise or the result of a loan from the broker-dealer to the Optionee.

(c) The Company, in its sole discretion, upon request by Optionee, may permit Optionee to convert a portion of the Option into Option Shares (the “Conversion Shares”) in the manner provided in this Section 5(c). In the event that Optionee elects to convert a portion of the Option into Conversion Shares, Optionee shall assign to the Company and convert into Conversion Shares the portion of the Option that represents the right to purchase Option Shares that have an aggregate Option Fair Market Value (determined in accordance with this Section 5(c)) equal to Exercise Price for the Conversion Shares. The Option Fair Market Value on a particular date for each Option Share issuable upon the exercise of the Option shall be equal to the amount by which the Fair Market Value (as determined in accordance with the 2004 Plan) of the Option Share on that date exceeds the Option Price for that Option Share. In order to exercise Optionee’s right to convert pursuant to this Section 5(c), Optionee shall deliver to the Company such notices and documents as the Company shall request setting forth the number of Conversion Shares to be issued upon conversion and the number of Option Shares underlying the Option to be surrendered therefor. As indicated above, Optionee may convert a portion of the Options into Conversion Shares only if the Company, in its sole discretion, agrees, on a case by case basis, to permit payment through this conversion.

6. Withholding Taxes. The Company may take such steps as it deems necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the Option including, but not limited to, the withholding of all or any portion of any payment owed by the Company to the Optionee or the withholding of issuance of Option Shares to be issued upon the exercise of the Option.

7. Securities and Tax Laws Requirements.

(a) Optionee shall report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

(b) If and so long as Optionee is subject to reporting requirements under Section 16(a) of the 1934 Act, Optionee shall (i) be aware that any sale by Optionee or Optionee’s immediate family of shares of the Company’s common stock or any of the Option Shares within six months before or after any transaction deemed to be a “purchase” of an equity security of the Company may create liability for Optionee under Section 16(b) of the 1934 Act, (ii) consult with Optionee’s counsel regarding the application of Section 16(b) of the 1934 Act prior to any exercise of the Option, and prior to any sale of shares of the Company’s common stock or the Option Shares, (iii) furnish the Company with a copy of each Form 4 filed by Optionee, and (iv) timely file all reports required under the federal securities laws.

(c) Optionee shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any Option Shares, within two (2) years after the Date of Grant or within one (1) year after the acquisition of such Option Shares, setting forth the date and manner of disposition, the number of Option Shares disposed of and the price at which such shares were disposed. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of Federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Company may, in its discretion, require Option Shares acquired by a Optionee upon exercise of the Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this section.

8. Transferability Of Option. No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or, in the case of a Non-Qualified Option, pursuant to a domestic relations order (within the meaning of Rule 12a-12 promulgated under the Exchange Act), and Options shall be exercisable during the lifetime of an Optionee only by the Optionee or the Optionee’s guardian or legal representative. Notwithstanding the foregoing, with advance written consent of the Company, Non-Qualified Options may be transferred to Permitted Transferees (as defined below) of the Optionee, and for purposes of this Agreement, a Permitted Transferee of an Optionee shall be deemed to be the Optionee. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee. A “Permitted Transferee” means (i) the spouse of the Optionee, (ii) a trust, or family partnership, the sole beneficiary of which is the Optionee, the spouse of or, any person related by blood or adoption to, the Optionee; provided, that any such transfers to a Permitted Transferee do not conflict with or constitute a violation of state or federal securities laws.

9. Adjustment By Stock Split, Stock Dividend, Etc. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) of the Company should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise), then the Option Shares shall be subject to adjustment as provided in the Plan.

10. Change in Control; Subsequent Change in Control. In the event of a Change in Control or a Subsequent Change in Control (each as defined in the Plan), the Option and the Option Shares shall be governed by the provisions of Section 20 of the Plan.

11. Common Stock To Be Received Upon Exercise. Optionee understands that the Company is under no obligation to register the issuance of the Option Shares or the resale of the Option Shares under the Securities Act of 1933, as amended (the “Act”), and that in the absence of any such registration, the Option Shares cannot be sold unless they are sold pursuant to an exemption from registration under the Act. The Company is under no obligation to comply, or to assist the Optionee in complying, with any exemption from such registration requirement, including supplying the Optionee with any information necessary to permit routine sales of the Option Shares under Rule 144 of the Securities and Exchange Commission. Optionee also understands that with respect to Rule 144, routine sales of securities made in reliance upon such Rule can be made only in limited amounts in accordance with the terms and conditions of the Rule, and that in cases in which the Rule is inapplicable, compliance with either Regulation A or another disclosure exemption under the Act will be required. Thus, the Option Shares will have to be held indefinitely in the absence of registration under the Act or an exemption from registration.

Furthermore, the Optionee fully understands that issuance of the Option Shares may not be registered under the Act and that if their issuance is not registered, they will be issued in reliance upon an exemption which is available only if Optionee acquires such shares for investment and not with a view to distribution. Optionee is familiar with the phrase “acquired for investment and not with a view to distribution” as it relates to the Act and the special meaning given to such term in various releases of the Securities And Exchange Commission.

12. Privilege Of Ownership. Optionee shall not have any of the rights of a stockholder with respect to the shares covered by the Option except to the extent that one or more certificates for such shares shall be delivered to him upon exercise of the Option.

13. Relationship To Employment Or Position. Nothing contained in this Agreement (i) shall confer upon the Optionee any right with respect to continuance of Optionee’s employment by, or position or affiliation with, or relationship to, the Company, or (ii) shall interfere in any way with the right of the Company at any time to terminate the Optionee’s employment by, position or affiliation with, or relationship to, the Company.

14. Notices. All notices, requests, demands, directions and other communications (“Notices”) concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable party at the address of such party set forth below in this Section 14. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective party set forth in this Section 14, provided that it is delivered on a business day and further provided that it is delivered prior to 2:00 p.m., local time of the party to whom the notice is being delivered, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is delivered. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 2:00 p.m., local time of the party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is sent. Each such Notice shall be addressed to the party to be notified as shown below:

(a) if to the Company:	Bill Barrett Corporation

1099 18th Street

Suite 2300

Denver, Colorado 80202

Facsimile No. (303) 291-0420

Attention: Treasurer

(b) if to the Optionee:	Address of file with Company’s payroll records

Either party may change its respective address for purposes of this Section 14 by giving the other party Notice of the new address in the manner set forth above.

15. General Provisions. This instrument (a) contains the entire agreement between the parties, (b) may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver, (c) shall be construed in accordance with, and governed by the laws of the state in which the Company is then incorporated, and (d) shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives and assigns, except as above set forth. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural as the identity of the parties hereto may require.